Exhibit 10.1

Execution Version

ESCROW AGREEMENT

This Escrow Agreement (“Escrow Agreement”) is entered into as of September 9, 2014 by and among Steel Dynamics, Inc., an Indiana corporation (the “Issuer”), Wells Fargo Bank, National Association, a national banking association, as escrow agent (the “Escrow Agent”), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”) under each of the Indentures (as defined below).

WHEREAS, (i) pursuant to the indenture, dated as of September 9, 2014 (as may be amended, supplemented or otherwise modified from time to time, the “2021 Notes Indenture”), among the Issuer, the Guarantors named therein and the Trustee, the Issuer will issue $700,000,000 in aggregate principal amount of 5.125% Senior Notes due 2021 (the “2021 Notes”) and (ii) pursuant to the indenture, dated as of September 9, 2014 (as may be amended, supplemented or otherwise modified from time to time, the “2024 Notes Indenture” and, together with the 2021 Notes Indenture, the “Indentures” and each, an “Indenture”), among the Issuer, the Guarantors named therein and the Trustee, the Issuer will issue $500,000,000 in aggregate principal amount of 5.500% Senior Notes due 2024 (the “2024 Notes” and, together with the 2021 Notes, the “Notes”).  The Notes are being issued in an unregistered offering (the “Offering”) pursuant to that certain purchase agreement, dated September 4, 2014 (the “Purchase Agreement”), among the Issuer, certain subsidiaries of the Company signatories thereto and Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Morgan Stanley & Co. LLC (“Morgan Stanley”), as representatives of the several initial purchasers named therein (the “Initial Purchasers”), and in connection with the offering of the Notes, the Issuer prepared a preliminary offering memorandum dated September 4, 2014 (the “Preliminary Offering Memorandum”) and a final offering memorandum dated September 4, 2014 (the “Final Offering Memorandum”);

WHEREAS, the Notes are being issued in connection with the acquisition (the “Acquisition”) of Severstal Columbus, LLC, a Delaware limited liability company (“Columbus”), by the Company pursuant to the membership interest purchase agreement dated as of July 18, 2014 (the “Acquisition Agreement”), among the Company, Columbus and Severstal Columbus Holdings, LLC, a Delaware limited liability company;

WHEREAS, pursuant to the terms of the Indentures, the Issuer will redeem all of the Notes on the earliest of (a) the third business day after the date on which the Acquisition Agreement is terminated, (b) the third business day after the date on which the Issuer determines (in its discretion) that the conditions to the release of the Escrow Property (as defined herein) cannot be satisfied by April 18, 2015, and (c) April 21, 2015 (the “Redemption Deadline”), if the Acquisition is not consummated by April 18, 2015;

WHEREAS, Pending consummation of the Acquisition, the Issuer has agreed to place in escrow certain funds and the Escrow Agent agrees to hold and distribute such funds in accordance with the terms of this Escrow Agreement.

NOW, THEREFORE, it is mutually agreed as follows:

ARTICLE ONE

ESCROW DEPOSIT

Section 1.01                             Appointment of Escrow Agent.

The Issuer hereby appoints Wells Fargo Bank, National Association as Escrow Agent hereunder.

Section 1.02                             Receipt of Escrow Property.

Upon execution hereof, the Issuer shall deliver to the Escrow Agent the amount of $1,200,000,000 (the “Escrow Property”) in immediately available funds.  Upon receipt of the Escrow Property the Escrow Agent shall deposit the Escrow Property in a segregated account (the “Escrow Account”). The Escrow Agent and the Trustee shall give notice of such receipt, in the form attached hereto as Exhibit A, to the Issuer.

Section 1.03                             Investments.

(a)                                 The Escrow Agent is authorized and directed to deposit, transfer, hold and invest the Escrow Property and any investment income thereon as set forth in Exhibit E hereto, or as set forth in any subsequent written instruction signed by the Issuer. Absent its timely receipt of instructions from the Issuer, the Escrow Agent shall have no duty to invest (or otherwise pay interest on) the Escrow Property.  With respect to any Escrow Property received by Escrow Agent after 10:00 a.m., New York City time, Escrow Agent shall not be required to invest such funds or to effect any investment instruction until the next Business Day. For purposes of this Escrow Agreement “Business Day” shall mean any day that the Escrow Agent is open for business.  Any investment earnings and income on the Escrow Property shall become part of the Escrow Property, and shall be disbursed in accordance with Section 1.04 or Section 1.06 of this Escrow Agreement.

(b)                                 The Escrow Agent is hereby authorized and directed to sell or redeem any such investments to make any payments or distributions required under this Escrow Agreement.  The Escrow Agent shall have no responsibility or liability for any loss, fee, tax, penalty or other charge which may result from any investment, reinvestment, sale or liquidation of investment made pursuant to this Escrow Agreement.  The Escrow Agent is hereby authorized, in making or disposing of any investment permitted by this Escrow Agreement, to deal with itself (in its individual capacity) or with one or more of its affiliates, whether it or any such affiliate is acting as agent of the Escrow Agent or for any third person or dealing as principal for its own account.  The Issuer acknowledges that the Escrow Agent is not providing investment supervision, recommendations or advice.  The Escrow Agent shall be under no duty to afford the Escrow Property any greater degree of care than it gives its own similar property.

Section 1.04                             Disbursements.

(a)                                 If the Escrow Agent shall have received a certificate from the Issuer in the form attached hereto as Exhibit B (the “Consummation Release Certificate”), executed by one of the authorized signatories listed on Exhibit D to this Escrow Agreement, then the Escrow Agent shall release and deliver all amounts in the Escrow Account in accordance with the instructions and on the date provided therein, which date shall be no later than the Redemption Deadline; provided that such Consummation Release Certificate is received by the Escrow Agent no later than 9:00 a.m. (Eastern time) on the third business day prior to the day on which the release is to occur; provided further that if a Redemption Release Certificate (as defined below) has been delivered no later than 9:00 a.m. (Eastern time) on the third business day prior to the Redemption Deadline because the Acquisition has not been consummated, the Issuer may revoke such Redemption Release Certificate by delivering a Consummation Release Certificate to the Escrow Agent prior to 9:00 a.m. (Eastern time) on the Redemption Deadline.  The Escrow Agent shall confirm in writing to the Issuer that the Escrow Property has been released by it in accordance with the Consummation Release Certificate.

(b)                                 If the Escrow Agent shall have received a certificate from the Issuer in the form attached hereto as Exhibit C (the “Redemption Release Certificate”), executed by one of the authorized signatories listed on Exhibit D to this Escrow Agreement, then the Escrow Agent shall release to the Trustee from the Escrow Account the amount specified in the Redemption Release Certificate in accordance with the instructions and on the date provided therein, which date shall be no later than the Redemption Deadline (the “Special Redemption Date”); provided that such Redemption Release Certificate is received by the Escrow Agent no later than 9:00 a.m. (Eastern time) on the third business day prior to the day on which the release is to occur; provided further that if the Redemption Release Certificate is not received by 9:00 a.m. (Eastern time) on the Redemption Deadline, then the Escrow Agent shall, without the requirement of notice to or action by the Issuer or any other person, promptly release and deliver all amounts in the Escrow Account to the Trustee on the Redemption Deadline.  The Escrow Agent shall confirm in writing to the Issuer that the Escrow Property has been released by it in accordance with the Redemption Release Certificate.  A Redemption Release Certificate may be revoked as provided in paragraph (a) of this Section 1.04.

(c)                                  If any funds remain in the Escrow Account after funds sufficient to pay for the redemption of the Notes on the Special Redemption Date have been released from the Escrow Account to the Trustee pursuant to paragraph (b) of this Section 1.04, then such remaining funds shall, on or prior to the close of business on the Special Redemption Date, be released and delivered to the Issuer in accordance with the instructions provided in the Redemption Release Certificate.

(d)                                 The Escrow Agent shall confirm each funds transfer instruction received in the name of Issuer by means of the security procedure selected by Issuer and communicated to the Escrow Agent through a signed certificate in the form of Exhibit D attached hereto, which upon receipt by the Escrow Agent shall become a part of this Escrow Agreement.  Once delivered to the Escrow Agent, Exhibit D may be revised or rescinded only by a writing signed by an authorized representative of Issuer.  Such revisions or rescissions shall be effective only after actual receipt and following such period of time as may be necessary to afford the Escrow Agent a reasonable opportunity to act on it.  If a revised Exhibit D or a rescission of an existing Exhibit D is delivered to the Escrow Agent by an entity that is a successor-in-interest to Issuer, such document shall be accompanied by additional documentation satisfactory to the Escrow Agent showing that such entity has succeeded to the rights and responsibilities of Issuer under this Escrow Agreement.

(e)                                  Issuer understands that the Escrow Agent’s inability to receive or confirm funds transfer instructions pursuant to the security procedure selected by Issuer may result in a delay in accomplishing such funds transfer, and agree that the Escrow Agent shall not be liable for any loss caused by any such delay.

Section 1.05                             Income Tax Allocation and Reporting.

(a)                                 The Issuer agrees that, for tax reporting purposes, all interest and other income from investment of the Escrow Property shall, as of the end of each calendar year and to the extent required by the Internal Revenue Service, be reported as having been earned by the Issuer, whether or not such income was disbursed during such calendar year.

(b)                                 Prior to the date hereof, the Issuer shall provide the Escrow Agent with certified tax identification numbers by furnishing appropriate forms W-9 or W-8 and such other forms and documents that the Escrow Agent may request.  The Issuer understands that if such tax reporting documentation is not provided and certified to the Escrow Agent, the Escrow Agent may be required by the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, to withhold a portion of any interest or other income earned on the investment of the Escrow Property.

(c)                                  To the extent that the Escrow Agent becomes liable for the payment of any taxes in respect of income derived from the investment of the Escrow Property, the Escrow Agent shall satisfy such liability to the extent possible from the Escrow Property.  The Issuer shall indemnify, defend and hold the Escrow Agent harmless from and against any tax, late payment, interest, penalty or other cost or expense that may be assessed against the Escrow Agent on or with respect to the Escrow Property and the investment thereof unless such tax, late payment, interest, penalty or other expense was directly caused by the gross negligence or willful misconduct of the Escrow Agent.  The indemnification provided by this Section 1.05(c) is in addition to the indemnification provided in Section 3.02 hereof and shall survive the resignation or removal of the Escrow Agent and the termination of this Escrow Agreement.

Section 1.06                             Termination.

This Escrow Agreement shall terminate on the earlier of (i) the Redemption Deadline or (ii) upon the disbursement of all of the Escrow Property, including any interest and investment earnings thereon, and shall thereafter be of no further force and effect, except that the provisions of Sections 1.05(c), 3.01 and 3.02 hereof shall survive such termination.

ARTICLE TWO

DUTIES OF THE ESCROW AGENT

Section 2.01                             Scope of Responsibility.

Notwithstanding any provision to the contrary, the Escrow Agent is obligated only to perform the duties specifically set forth in this Escrow Agreement, which shall be deemed purely ministerial in nature.  Under no circumstances will the Escrow Agent be deemed to be a fiduciary to the Issuer or any other person under this Escrow Agreement.  The Escrow Agent will not be responsible or liable for the failure of the Issuer to perform in accordance with this Escrow Agreement. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Escrow Agreement, whether or not an original or a copy of such agreement has been provided to the Escrow Agent; and the Escrow Agent shall have no duty to know or inquire as to the performance or nonperformance of any provision of any such agreement, instrument, or document.  References in this Escrow Agreement to any other agreement, instrument, or document are for the convenience of the Issuer, and the Escrow Agent has no duties or obligations with respect thereto.  This Escrow Agreement sets forth all matters pertinent to the escrow contemplated hereunder, and no additional obligations of the Escrow Agent shall be inferred or implied from the terms of this Escrow Agreement or any other agreement.

Section 2.02                             Authorized Signors.

Concurrent with the execution of this Escrow Agreement, the Issuer shall deliver to the Escrow Agent Exhibit D which contains authorized signer designations in Part I thereof.

ARTICLE THREE

PROVISIONS CONCERNING THE ESCROW AGENT AND THE TRUSTEE

Section 3.01                             Compensation.

For services rendered hereunder, the Escrow Agent shall be entitled to such compensation as shall have been previously agreed to in writing between the Issuer and the Escrow Agent.  The Issuer agrees to pay such compensation and to reimburse the Escrow Agent for the out-of-pocket expenses (including, without limitation, attorneys’ and other professionals’ fees and expenses) incurred by it in connection with the services rendered by it hereunder.  In the event that any fees and expenses owed to the Escrow Agent (or its counsel) are not paid to the Escrow Agent within 90 calendar days following the presentment of an invoice for the payment of such fees and expenses or the demand for such payment, then the Escrow Agent may, without further action or notice, pay such fees from the Escrow Property and may sell, convey or otherwise dispose of any Escrow Property for such purpose.  The Escrow Agent may, in its sole discretion, withhold from any distribution of the Escrow Property an amount equal to any unpaid fees and expenses to which the Escrow Agent is entitled hereunder.  The provisions of this Section shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

Section 3.02                             Indemnification.

The Issuer agrees to indemnify the Escrow Agent for, and to hold it harmless against, any and all loss, liability, damage, claim, cost or expense, including attorneys’ fees and expenses (including the costs and expenses of defending against any claim of liability, regardless of who asserts such claim), incurred by the Escrow Agent arising out of or in connection with its appointment as Escrow Agent hereunder, except such losses, liabilities, damages, claims, costs or expenses as may be finally adjudicated to have resulted from the gross negligence or willful misconduct of the Escrow Agent.  The Escrow Agent shall incur no liability and shall be indemnified and held harmless by the Issuer for, or in respect of, any actions taken, omitted to be taken or suffered to be taken in good faith by the Escrow Agent in reliance upon any signature, endorsement, assignment, certificate, order, request, notice, instruction or other instrument or document believed to be valid and genuine.  The Escrow Agent shall notify the Issuer, by letter or facsimile transmission, of a claim against the Escrow Agent or of any action commenced against the Escrow Agent, promptly after the Escrow Agent shall have received written notice thereof.  The Issuer shall be entitled to participate at its own expense in the defense of any such claim or other action and, if the Issuer so elects, the Issuer shall assume the defense of any suit brought to enforce any such claim.  In the event that the Issuer assumes the defense of any such suit, the Issuer shall not be liable for the fees and expenses of any additional counsel thereafter retained by the Escrow Agent, so long as the Issuer shall retain counsel satisfactory to the Escrow Agent; provided, that the Issuer shall not be entitled to assume the defense of any such action if the named parties to such action include both the Escrow Agent and the Issuer and representation of both parties by the same counsel would, in the written opinion of the Escrow Agent’s counsel, be inappropriate due to actual or potential conflicting interests between the Escrow Agent and the Issuer.  The provisions of this Section shall survive the termination of this Escrow Agreement or the resignation or removal of the Escrow Agent.

Section 3.03                             Rights of Escrow Agent.

The Escrow Agent:

(a)                                 shall not be liable for any act or omission by it unless such act or omission constitutes gross negligence or willful misconduct; in no event shall the Escrow Agent be liable to the Issuer or any third party for special, punitive, indirect or consequential damages, including but not limited to lost profits, irrespective of whether the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action arising in connection with this Escrow Agreement;

(b)                                 shall have no duties or obligations other than those specifically set forth herein or as may be subsequently agreed to in writing between the Escrow Agent and the Issuer and the Escrow Agent shall have no liability under, and no duty to inquire as to, the provisions of any agreement other than this Escrow Agreement;

(c)                                  shall not be obligated to take any action hereunder which might in the Escrow Agent’s judgment involve any risk of expense, loss or liability, unless it shall have been furnished with indemnity and/or security satisfactory to it;

(d)                                 may conclusively rely on and shall be protected in acting or refraining from acting upon any certificate, instrument, opinion, notice, letter, or other document or security delivered to it and believed by it to be genuine and to have been signed or presented by the proper person or persons;

(e)                                  may conclusively rely on and shall be protected in acting or refraining from acting upon written or oral instructions from the Issuer;

(f)                                   may consult with counsel of its selection, including its in-house counsel, with respect to any questions relating to its duties and responsibilities and the advice or opinion of such counsel, or any opinion of counsel to the Issuer provided to the Escrow Agent shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by the Escrow Agent hereunder in accordance with the advice or opinion of such counsel; and

(g)                                  may perform any duties hereunder either directly or by or through agents and attorneys and the Escrow Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Section 3.04                             Disagreements.

If, at any time, (a) there shall exist any dispute with respect to the holding or disposition of all or any portion of the Escrow Property or any other obligations of the Escrow Agent hereunder or (b) the Escrow Agent is in doubt as to the action to be taken hereunder, the Escrow Agent is authorized to retain the Escrow Property until (i) such dispute or uncertainty shall be resolved to the  satisfaction of the Escrow Agent in its sole discretion or (ii) the Escrow Agent files an interpleader action in any court of competent jurisdiction, and upon the filing thereof, the Escrow Agent shall be relieved of all liability as to the Escrow Property and shall be entitled to recover attorneys’ fees, expenses and other costs incurred in commencing and maintaining any such interpleader action.  The Escrow Agent shall be entitled to act on any agreement, court order or arbitration decision without further question, inquiry or consent.  The Escrow Agent shall have no liability to the the Issuer or any other person with respect to any suspension of performance or disbursement into court, specifically including any liability or claimed liability that may arise, or be alleged to have arisen, out of or as a result of any delay in the disbursement of the Escrow Property or any delay in or with respect to any other action required or requested of Escrow Agent.

Section 3.05                             Attachment of Escrow Property; Compliance with Legal Orders.

In the event that any Escrow Property shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the Escrow Property, the Escrow Agent is hereby expressly authorized, in its sole discretion, to respond as it deems appropriate or to comply with all writs, orders or decrees so entered or issued, or which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction.  In the event that the Escrow Agent obeys or complies with any such writ, order or decree, it shall not be liable to the Issuer or to any other person, firm or corporation, should, such compliance notwithstanding, such writ, order or decree be subsequently reversed, modified, annulled, set aside or vacated.

Section 3.06                             Resignation.

Escrow Agent may resign and be discharged from the performance of its duties hereunder at any time by giving ten (10) days written notice to the Issuer specifying the date when such resignation shall take effect.  The Issuer shall appoint a successor Escrow Agent hereunder prior to the effective date of resignation.  The Escrow Agent shall transmit all records pertaining to the

Escrow Property and shall pay all Escrow Property to the successor escrow agent, after making copies of record the Escrow Agent deems advisable and after deduction and payment to the Escrow Agent of all fees and expenses (including court costs and attorneys’ fees and expenses) payable to, incurred by, or expected to be incurred by the Escrow Agent in connection with the performance of its duties and the exercise of its rights hereunder.  Upon delivery of the Escrow Property to the successor escrow agent, the Escrow Agent shall have no further duties, responsibilities or obligations hereunder.

Section 3.07                             Concerning the Trustee.

This Escrow Agreement has been accepted, executed and delivered by the Trustee in its capacity as Trustee under and pursuant to the terms of each of the Indentures.  The Trustee shall be entitled to all rights, privileges, immunities and protections set forth in the Indentures in the acceptance, execution, delivery and performance of this Escrow Agreement as though fully set forth herein.

ARTICLE FOUR

MISCELLANEOUS

Section 4.01                             Merger, Consolidation.

Any entity into which the Escrow Agent may be merged or which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any entity succeeding to all or substantially all the escrow or corporate trust business of the Escrow Agent shall be the successor Escrow Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

Section 4.02                             Escheat.

The parties hereto are aware that under applicable state law, property which is presumed abandoned may under certain circumstances escheat to the appropriate state.  The Escrow Agent shall have no liability to the Issuer, its heirs, legal representatives, successors and assigns, or any other party, should any or all of the Escrow Property be subject to escheat.

Section 4.03                             Notices.

Unless otherwise provided herein, all notices, requests and other communications to any party hereunder shall be in writing (including facsimile and electronic transmission in PDF format) and shall be given to such party, addressed to it, at its address or facsimile number set forth below:

If to the Issuer:

Steel Dynamics, Inc.

7575 West Jefferson Blvd.

Fort Wayne, Indiana 46804

Facsimile:  260 969 3587

Attention:  Theresa E. Wagler

Email: theresa.wagler@steeldynamics.com

with a copy to:

Barrett & McNagny LLP

215 East Berry Street

Fort Wayne, Indiana 46802

Facsimile:  260 423 8920

Attention:  Robert S. Walters

Email: rsw@barrettlaw.com

If to the Escrow Agent:

Wells Fargo Bank, National Association

10 South Wacker Drive, 13th Floor

Chicago, Illinois  60606

Facsimile:  (312) 726-2158

Email: Gregory.S.Clarke@wellsfargo.com

If to the Trustee:

Wells Fargo Bank, National Association

10 South Wacker Drive, 13th Floor

Chicago, Illinois  60606

Facsimile:  (312) 726-2158

Email: Gregory.S.Clarke@wellsfargo.com

Section 4.04          Governing Law.

This Escrow Agreement and the Escrow Agent’s appointment hereunder shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state, and without regard to conflicts of laws principles thereof.  This Escrow Agreement shall inure to the benefit of the parties hereto and nothing in this Escrow Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Escrow Agreement. The Escrow Agent may assign or transfer its rights under this Escrow Agreement to any of its affiliates without the prior written consent of any party hereto, provided that the Escrow Agent shall notify the Issuer in writing of such assignment or transfer promptly following the effectiveness thereof.  For purposes of this Section, “affiliate” means any Person that directly or indirectly controls, or is under common control with, or is controlled by, the Escrow Agent, provided that “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

Section 4.05          Entire Escrow Agreement.

This Escrow Agreement sets forth the entire agreement and understanding of the parties hereto related to the Escrow Property.  All prior and contemporaneous negotiations and agreements between the parties hereto on the matter contained in this Agreement are expressly merged into and superseded by this Agreement.

Section 4.06          Amendment.

This Escrow Agreement shall not be amended, in whole or in part except by a written instrument signed by the Issuer, the Trustee, and the Escrow Agent. This Escrow Agreement may not be modified orally or by electronic mail (other than in PDF format).

Section 4.07          Waivers.

The failure of either party to this Escrow Agreement at any time to require performance of any provision under this Escrow Agreement shall not affect the right at a later time to enforce the same performance.  A waiver by either party to this Escrow Agreement of any condition or breach of any term, covenant, representation, or warranty contained in this Escrow Agreement, in one or more instances, shall not be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other term, covenant, representation, or warranty contained in this Escrow Agreement.

Section 4.08          Headings.

The section headings herein are for convenience only and shall not affect the construction hereof.

Section 4.09          Counterparts.

This Escrow Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Escrow Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Escrow Agreement as to the parties hereto and may be used in lieu of the original Escrow Agreement for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.10          Severability.

In case any provision of this Escrow Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.11          Force Majeure.

In no event shall the Escrow Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services. The Escrow Agent shall use shall use commercially reasonable efforts, consistent with accepted practices in the banking industry, to resume performance as soon as practicable under the circumstances.

Section 4.12          Venue; Consent to Jurisdiction.

(a)           Any legal suit, action or proceeding arising out of or based upon this Escrow Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any Specified Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

(b)           EACH PARTY HERETO, TO THE EXTENT PERMITTED BY LAW, KNOWINGLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.  THIS WAIVER APPLIES TO ANY ACTION OR LEGAL PROCEEDING, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

Section 4.13          U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Escrow Agent, in order to help fight the funding of terrorism and prevent money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Escrow Agent.  The parties to this Escrow Agreement agree that they will provide the Escrow Agent with such information as it may request in order for the Escrow Agent to satisfy the requirements of the U.S.A. Patriot Act.

Section 4.14          Publication; Disclosure.  By executing this Escrow Agreement, the Issuer, the Trustee and the Escrow Agent acknowledge that this Escrow Agreement (including related attachments) contains certain information that is sensitive and confidential in nature and agree that such information needs to be protected from improper disclosure, including the publication or dissemination of this Escrow Agreement and related information to individuals or entities not a party to this Escrow Agreement.  The Issuer further agrees to take reasonable measures to mitigate any risks associated with the publication or disclosure of this Escrow Agreement and information contained therein, including, without limitation, the redaction of the manual signatures of the signatories to this Escrow Agreement, Exhibit D or, in the alternative, publishing a conformed copy of this Escrow Agreement.  If the Issuer must disclose or publish this Escrow Agreement or information contained therein pursuant to any regulatory, statutory, or governmental requirement, as well as any judicial, or administrative order, subpoena or discovery request, it shall notify in writing the other party and the Escrow Agent at the time of execution of this Escrow Agreement of the legal requirement to do so.  If Issuer becomes aware of any threatened or actual unauthorized disclosure, publication or use of this Escrow Agreement, Issuer shall promptly notify in writing the Trustee and the Escrow Agent and shall be liable for any unauthorized release or disclosure.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed by their respective officers, hereunto duly authorized, as of the day and year first above written.

STEEL DYNAMICS, INC.

By:	/s/ Theresa E. Wagler
Name:	Theresa E. Wagler
Title:	Executive Vice President

[Signature page to Escrow Agreement]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Stefan Victory
Name:	Stefan Victory
Title:	Vice President

[Signature page to Escrow Agreement]

EXHIBIT A

WELLS FARGO BANK, NATIONAL ASSOCIATION

10 South Wacker Drive, 13th Floor
Chicago, Illinois 60606

Steel Dynamics, Inc.

7575 West Jefferson Blvd.

Fort Wayne, Indiana 46804

Facsimile:  260 969 3587

Attention:  Theresa E. Wagler

Re:  Receipt of Escrow Amount

Ladies and Gentlemen:

Wells Fargo Bank, National Association, as escrow agent (the “Escrow Agent”) under the Escrow Agreement, dated September 9, 2014 (the “Escrow Agreement”), among Steel Dynamics, Inc. (the “Issuer”), Wells Fargo Bank, National Association, as trustee, and the Escrow Agent, relating to the Issuer’s 5.125% Senior Notes due 2021 and 5.500% Senior Notes due 2024, hereby acknowledges receipt pursuant to Section 1.02 of the Escrow Agreement of the aggregate amount of $1,200,000,000.00 in the form of cash by wire transfer in immediately available funds, which amount represents the initial deposit of the Escrow Property under Section 1.02 of the Escrow Agreement.  Such Escrow Property has been deposited in the Escrow Account, which has been established as set forth in the Escrow Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

Ex. A - 1

EXHIBIT B

CONSUMMATION RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated September 9, 2014 (the “Escrow Agreement”), by and among Steel Dynamics, Inc. (the “Issuer”), Wells Fargo Bank, National Association, as trustee under each of the Indentures (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement.

The undersigned                            , in his or her capacity as                                 of the Issuer, does hereby certify on behalf of the Issuer that:

(1)           the Acquisition will be consummated on substantially the terms described in the Preliminary Offering Memorandum and the Final Offering Memorandum, substantially concurrently with the release of the Escrow Property and the Escrow Property will be applied in the manner described under the caption “Use of Proceeds” in the Preliminary Offering Memorandum and the Final Offering Memorandum; and

(2)           no Default or Event of Default has occurred and is continuing under, with respect to the 2021 Notes, the 2021 Notes Indenture and, with respect to the 2024 Notes, the 2024 Notes Indenture.

Pursuant to the Escrow Agreement, the Issuer hereby authorizes and directs release by the Escrow Agent of the Escrow Property as follows:

(a)           $16,500,000.00, representing the sum of 1.375% of the aggregate principal amount of the Notes in immediately available funds as follows:

Payee:	Wire Instructions:

Goldman Sachs & Co.	Bank Name: ABA Number: Account Name: Goldman Sachs & Co. Account Number: Attn: Ref: Steel Dynamics, Inc.

(b)           after making the transfer described in paragraph (a) above, an amount equal to all amounts remaining in the Escrow Account, payable to the Issuer by wire transfer of immediately available funds as follows:

Payee:	Wire Instructions:

Steel Dynamics, Inc.	Bank Name: ABA Number: Account Name: Steel Dynamics, Inc. Account Number: Attn: Ref:

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Ex. B - 1

STEEL DYNAMICS, INC.

By:
Name:
Title:

Ex. B - 2

ACKNOWLEDGMENT OF RELEASE

The Escrow Agent hereby confirms to the Issuer that the Escrow Property has been released by it in accordance with the Consummation Release Certificate.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Escrow Agent

By:
Name:
Title:

Ex. B - 3

EXHIBIT C

REDEMPTION RELEASE CERTIFICATE

Reference is made to the Escrow Agreement, dated September 9, 2014 (the “Escrow Agreement”), by and among Steel Dynamics, Inc. (the “Issuer”), Wells Fargo Bank, National Association, as trustee under each of the Indentures (the “Trustee”), and Wells Fargo Bank, National Association, as escrow agent (“Escrow Agent”).  Capitalized terms used but not defined herein have the meanings assigned to them in the Escrow Agreement.

The undersigned                                      , in his or her capacity as                                       of the Issuer, does hereby certify on behalf of the Issuer that [the Acquisition Agreement has been terminated prior to April 18, 2015][the Acquisition has not been consummated, and is not expected to be consummated, on or prior to April 18, 2015][the Acquisition has not been consummated, but may be consummated on or prior to April 18, 2015] and the Issuer is required to redeem each series of Notes pursuant to Section [3.10] of each of the Indentures.

Pursuant to the Escrow Agreement, the Issuer hereby authorizes and directs release by the Escrow Agent of the Escrow Property as follows:

(a)                                 $[•], representing 100.000% of the aggregate principal amount of each series of Notes, payable to the Trustee by wire transfer (or internal transfer, if applicable) of immediately available funds as follows:

Payee:	Wire Instructions:

Wells Fargo Bank, National Association	Wells Fargo Bank, N.A. ABA No.: Account No.: Attention: Reference:

(b)                                 after making the transfers described in paragraph (a) above, an amount equal to all amounts remaining in the Escrow Account, payable to the Issuer by wire transfer of immediately available funds as follows:

Payee:	Wire Instructions:

Steel Dynamics, Inc.	Bank Name: ABA Number: Account Name: Steel Dynamics, Inc. Account Number: Attn: Ref:

Notwithstanding the foregoing, in the event the certification above indicates that the Acquisition may be consummated on or prior to April 18, 2015, this Redemption Release Certificate may be revoked by delivery of a Consummation Release Certificate on or prior to April 18, 2015.

Ex. C - 1

STEEL DYNAMICS, INC.

By:
Name:
Title:

Ex. C - 2

ACKNOWLEDGMENT OF RELEASE

The Escrow Agent hereby confirms to the Issuer that the Escrow Property has been released by it in accordance with the Redemption Release Certificate.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as
Escrow Agent

By:
Name:
Title:

Ex. C - 3

EXHIBIT D

Steel Dynamics, Inc. certifies that the names, titles, telephone numbers, e-mail addresses and specimen signatures set forth in Parts I and II of this Exhibit D identify the persons authorized to provide direction and initiate or confirm transactions, including funds transfer instructions, on behalf of Steel Dynamics, Inc., and that the option checked in Part III of this Exhibit D is the security procedure selected by Steel Dynamics, Inc. for use in verifying that a funds transfer instruction received by the Escrow Agent is that of Steel Dynamics, Inc.

Steel Dynamics, Inc. has reviewed each of the security procedures and has determined that the option checked in Part III of this Exhibit D best meets its requirements; given the size, type and frequency of the instructions it will issue to the Escrow Agent.  By selecting the security procedure specified in Part III of this Exhibit D, Steel Dynamics, Inc. acknowledges that it has elected to not use the other security procedures described and agrees to be bound by any funds transfer instruction, whether or not authorized, issued in its name and accepted by the Escrow Agent in compliance with the particular security procedure chosen by Steel Dynamics, Inc.

NOTICE:  The security procedure selected by Steel Dynamics, Inc. will not be used to detect errors in the funds transfer instructions given by Steel Dynamics, Inc.  If a funds transfer instruction describes the beneficiary of the payment inconsistently by name and account number, payment may be made on the basis of the account number even if it identifies a person different from the named beneficiary.  If a funds transfer instruction describes a participating financial institution inconsistently by name and identification number, the identification number may be relied upon as the proper identification of the financial institution.  Therefore, it is important that Steel Dynamics, Inc. take such steps as it deems prudent to ensure that there are no such inconsistencies in the funds transfer instructions it sends to the Escrow Agent.

Part I

Name, Title, Telephone Number, Electronic Mail (“e-mail”) Address and Specimen Signature for person(s) designated to provide direction, including but not limited to funds transfer instructions, and to otherwise act on behalf of Steel Dynamics, Inc.

Name	Title	Telephone Number	E-mail Address	Specimen Signature

Theresa E. Wagler	EVP and CFO	260-969-3567	theresa.wagler@steeldynamics.com	/s/ Theresa E. Wagler

Richard A. Poinsatte	VP and Treasurer	260-969-3560	rick.poinsatte@steeldynamics.com	/s/ Richard A. Poinsatte

Ex. D - 1

Part II

Name, Title, Telephone Number and E-mail Address for

person(s) designated to confirm funds transfer instructions

Name	Title	Telephone Number	E-mail Address

Theresa E. Wagler	EVP and CFO	260-969-3567	theresa.wagler@steeldynamics.com

Richard A. Poinsatte	VP and Treasurer	260-969-3560	rick.poinsatte@steeldynamics.com

Ex. D - 2

Part III

Means for delivery of instructions and/or confirmations

The security procedure to be used with respect to funds transfer instructions is checked below:

☐                                    Option 1.  Confirmation by telephone call-back.  The Escrow Agent shall confirm funds transfer instructions by telephone call-back to a person at the telephone number designated on Part II above.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit D.

☐            CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by telephone call-back, the Escrow Agent may, at its discretion, confirm by e-mail, as described in Option 2.

☒                                  Option 2.  Confirmation by e-mail.  The Escrow Agent shall confirm funds transfer instructions by e-mail to a person at the e-mail address specified for such person in Part II of this Exhibit D.  The person confirming the funds transfer instruction shall be a person other than the person from whom the funds transfer instruction was received, unless only one person is designated in both Parts I and II of this Exhibit D.  Steel Dynamics, Inc. understands the risks associated with communicating sensitive matters, including time sensitive matters, by e-mail.  Steel Dynamics, Inc. further acknowledges that instructions and data sent by e-mail may be less confidential or secure than instructions or data transmitted by other methods. The Escrow Agent shall not be liable for any loss of the confidentiality of instructions and data prior to receipt by the Escrow Agent.

☒          CHECK box, if applicable:

If the Escrow Agent is unable to obtain confirmation by e-mail, the Escrow Agent may, at its discretion, confirm by telephone call-back, as described in Option 1.

☐                                    Option 3. Delivery of funds transfer instructions by password protected file transfer system only - no confirmation.  The Escrow Agent offers the option to deliver funds transfer instructions through a password protected file transfer system. If Steel Dynamics, Inc. wishes to use the password protected file transfer system, further instructions will be provided by the Escrow Agent.  If Steel Dynamics, Inc. chooses this Option 3, it agrees that no further confirmation of funds transfer instructions will be performed by the Escrow Agent.

☐                                    Option 4.  Delivery of funds transfer instructions by password protected file transfer system with confirmation.  Same as Option 3 above, but the Escrow Agent shall confirm funds transfer instructions by ☐ telephone call-back or ☐ e-mail (must check at least one, may check both) to a person at the telephone number or e-mail address designated on Part II above.  By checking a box in the prior sentence, the party shall be deemed to have agreed to the terms of such confirmation option as more fully described in Option 1 and Option 2 above.

Dated this 9th day of September, 2014.

By	/s/ Richard A. Poinsatte
Name:	Richard A. Poinsatte
Title:	Vice President

Ex. D - 3

EXHIBIT E

AGENCY AND CUSTODY ACCOUNT DIRECTION
FOR CASH BALANCES

Direction to use the following Wells Fargo Money Market Deposit Accounts for Cash Balances for the escrow account or accounts (the “Account”) established under the Escrow Agreement to which this Exhibit E is attached.

You are hereby directed to deposit, as indicated below, or as I shall direct further in writing from time to time, all cash in the Account(s) in the following investment:

☒ Uninvested Cash

I understand that amounts on deposit uninvested are insured, subject to the applicable rules and regulations of the Federal Deposit Insurance Corporation (FDIC), in the basic FDIC insurance amount of $250,000 per depositor, per insured bank. This includes principal and accrued interest up to a total of $250,000.   The undersigned acknowledges that he has full power to direct investments of the Account.

I acknowledge that I have full power to direct investments of the Account.

The undersigned understands that it may change this direction at any time and that it shall continue in effect until revoked or modified by the undersigned by written notice to you.

STEEL DYNAMICS, INC.

	By:	/s/ Richard A. Poinsatte
	Name:	Richard A. Poinsatte
	Title:	Vice President

September 9, 2014

Ex. E - 1